EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-124911) of SunOpta Inc. of our report dated February 15, 2006 relating to the financial statements, management’s assessment of the internal control over financial reporting and effectiveness of the internal control over financial reporting which appears in this Annual Report on Form10-K.

(Signed) “PricewaterhouseCoopers LLP”

Mississauga, Ontario

February 24, 2006